ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 20th day of June, 2009.

BETWEEN:

G2 Petroleum, LLC, limited liability company organized under the laws of Delaware, having an office at 3000 N. Garfield, Suite 210 Midland, TX 79705

(the “Assignor”)

AND:

Force Energy Corp., a corporation incorporated under the laws of Nevada having an office at 708 11th Ave SW Suite 219, Calgary, Alberta, Canada T2R 0E4

(the “Assignee”)

WHEREAS:

A. The Assignor wishes to assign to the Assignee fifty percent (50%) of the Assignor’s interest in, to and under, the estates and rights created by the oil and gas leases and mineral estates described on Schedule A attached hereto (the “Leases”) together with fifty percent (50%) of the Assignor’s interest in all oil, gas, water disposal and other wells (whether producing or non-producing) located on the Leases or on lands pooled therewith (the “Wells”) including the rights and appurtenances incident thereto;

B. The Assignor and Assignee entered into a letter agreement (the “Letter Agreement”) dated March 11, 2008 pursuant to which the Assignee paid the Assignor US$50,000 (the “Prior Consideration”) in exchange for, among other things, a 5% working interest in the Leases and Wells;

C. The Assignor is indebted to the Assignee in the amount of US$175,000 (the “Loan”); and

D. The Assignor wishes to assign, and the Assignee wishes to assume, fifty percent (50%) of the Assignor’s right, title, and interest in the Leases and Wells based on the terms and conditions set out herein.

NOW THEREFORE in consideration of the premises, the payment by the Assignee to the Assignor of ten ($10) dollars, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.

Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, at Closing (as herein defined), but effective as of the Effective Time (as herein defined), the Assignor hereby agrees to grant, sell, assign, and convey to the Assignee, and the Assignee agrees to purchase, accept and pay for, 50% of the Assignor’s right, title and interest (including without limitation, overriding royalties and royalties) in and to the following (the ”Assignment”):

	(a)	The estates and rights created by the Leases, subject to any other royalties, overriding royalties, production payments or other similar interests burdening the Leases;

(b)

All Wells located on the Leases or on lands pooled therewith, together with all of Assignor’s interest in the rights and appurtenances incident thereto, including, but not limited to, all of Assignor’s interest in fixtures, personal property (including pits and ponds), facilities and equipment, used or held for use or charged to the Leases or Wells for the production, treatment, sale, or disposal of hydrocarbons or water produced therefrom or attributable thereto;

	(c)	The oil, natural gas liquids or condense inventory, including “line fill” and inventory below the pipeline connection in tanks as of 7:00 a.m., local time, July 9, 2009 (the “Effective Time”); and

(d)

All of Assignor’s rights in, to and under, and obligations arising from, all agreements relating to the Leases or Wells, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of State and Federal regulatory authorities establishing units.

2.	Purchase Price. The Assignee shall pay and satisfy the purchase price (the “Purchase Price”) of US$225,000 to the Assignor on Closing as follows:

	(a)	US$50,000 shall be paid by setting-off the Assignor’s indebtedness under the Letter Agreement against the Purchase Price; and

	(b)	US$175,000 shall be paid by setting-off the Assignor’s indebtedness pursuant to the Loan, including all accrued and unpaid interest thereunder, against the Purchase Price.

3.	Representations of Assignor. The Assignor hereby represents and covenants that:

	(a)	the Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware;

	(b)	the Assignor has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignor and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(c)

none of the execution, delivery and performance of this Agreement, or the consummation of the Assignment will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, or result in the creation of any material lien, claim, security interest, charge or encumbrance upon the Assets;

(d)

the Assignor’s title to the Assets as of the Effective Time is (and as of the Closing shall be) Defensible Title as defined below and the conveyance of title to the Assets shall be without warranty of title other than against the claims of third parties claiming the same or any part thereof by, through and under the Assignor. As reasonably requested by the Assignee, the Assignor also agrees to execute and deliver at and after Closing such other assignments, bills of sale and other documents which are appropriate to transfer the Assets to the Assignee. As used in this Agreement, the terms “Defensible Title” shall mean: as to each Lease that title of the Assignor which:

(i)

is filed of record and free from reasonable doubt such that a prudent person engaged in the business of the ownership, development and operation of producing oil and gas properties, with knowledge of all the facts and their legal effect, would be willing to accept the same; and

(ii)	is free and clear of all liens, encumbrances, obligations or defects which are of record prior to Closing; and

(iii)	as to each Well, that such Well is free and clear of all liens, encumbrances, obligations or defects;

(e)

To the actual knowledge of the Assignor, there are no claims, actions, suits or proceedings pending or threatened against the Assignor which, if determined adversely to Assignor, would have a material adverse affect on the Assets or which would materially and adversely affect the Assignor’s ability to perform its obligations under this Agreement;

(f)

To the actual knowledge of the Assignor, all material ad valorem, production, severance, excise, and similar taxes and assessments based upon or measured by the ownership of or the production of hydrocarbons from the Assets which have become due and payable have been properly paid or are being challenged in good faith by the Assignor, all applicable tax returns have been filed, and the Assignor knows of no claim by any applicable taxing authority against the Assignor in connection with the payment of such taxes;

(g)	All required notices in respect of consents to assignment relating to the Assignment of the Assets as contemplated in this Agreement shall be prepared by the Assignee for execution by the Assignor on forms customarily used in the industry and shall be furnished to the Assignee at Closing. The Assignor shall use its best efforts to cause such consents to be obtained and delivered on or before Closing. The Assignor shall cooperate with the Assignee in seeking to obtain such consents and preferential rights;

	(h)	To the actual knowledge of the Assignor:

(i)

the Assets are in compliance in all material respects with all Environmental Laws (as defined herein) and all orders or requirements of any court or federal, state, or local governmental authority, and possess and are in compliance with all required permits, licenses, or similar authorizations;

(ii) such Assets and related operations are not subject to any existing or threatened suit, investigation, or proceeding related to any obligation under any applicable environmental laws; and

(iii)

there is no liability (contingent or otherwise) in connection with the release or threatened release into the environment of any Hazardous Substance (as defined below) as a result of or in connection with such Assets or the operations related thereto.

As used in this Agreement, the term “Environmental Laws” shall mean any and all laws, regulations, ordinances and judicial interpretations pertaining the prevention, abatement or elimination of pollution or to the protection of public health or the environment that are in effect in all jurisdictions in which any of the Assets or related operations are located or conducted, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Act and the Clean Air Act and the term “Hazardous Substance” shall have the meaning described under Section 101 of CERCLA at 42 U.S.C. Section 9601(14), except that it shall also include petroleum, natural gas, natural gas liquids, nitrous oxide, carbon monoxide and sulphur oxide; and

(i)

To the actual knowledge of the Assignor, the Leases are in full force and effect and are valid and existing documents covering the entire estates which they purport to cover; all royalties, rentals and other payments due under the Leases which are the responsibility of the Assignor to pay have been fully, properly and timely paid; no party to any Lease is in breach of any provision thereof; no such breach has been alleged by any lessor.

4.	Representations of Assignee. The Assignee hereby represents and covenants that:

	(a)	the Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

(b)

the Assignee has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.

Effective Time. Possession of the Assignor’s interests in and to the Leases and Wells (the “Assets”) shall be transferred from the Assignor to the Assignee at the Closing, but ownership shall be effective as of the Effective Time. The Assignor shall be entitled to any production revenues or other amounts realized from and accruing to the Assets prior to the Effective Time, and shall be liable for the payment of the expenses attributable to the Assets prior to the Effective Time except expenses attributable to obligations assumed by the Assignee in Section 1 above. The Assignee shall be entitled to any production revenues or other amounts realized from and accruing to the Assets and arising subsequent to the Effective Time, and shall be liable for the payment of the expenses attributable to the Assets subsequent to the Effective Time and attributable to pre- Effective Time obligations assumed by Assignee in Section 1 above in proportion to the Assignee’s ownership interest in the Assets.

6.	Conditions to Obligation of the Assignor. The obligation of the Assignor to consummate the transactions set out herein on the earlier of:

	(a)	the date that satisfaction or waiver of all conditions precedent hereunder are met; or

	(b)	such other date as the Parties may mutually agree to (the “Closing Date”),

will be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Assignor:

	(c)	the Assignor shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the Assignment of the Assets;

(d)

the representations and warranties of the Assignee set forth in this Agreement will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, the Assignee will have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Closing Date;

(e)

no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement; and

(f)	the Assignor shall have received a duly executed release from the Assignee in the form attached as Schedule B hereto.

7.

Conditions to Obligation of the Assignee. The obligation of the Assignee to consummate the transactions set out herein on the Closing Date will be subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Assignee:

	(a)	the Assignee shall have received all regulatory approvals or consents necessary to consummate the transactions set out herein including, without limitation, the Assignment of the Assets;

(b)

the representations and warranties of the Assignor set forth in this Agreement will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, the Assignor will have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Closing Date;

(c)

the Assignor shall have executed, acknowledged and delivered or cause to be executed and delivered, to the Assignee all further documents or instruments necessary to effect the transactions contemplated in this Agreement; and

(d)

no statute, rule, regulation, decree, ruling or injunction will have been enacted or entered into, and no litigation, proceeding, government inquiry or investigation will be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement.

8.

Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 herein, the completion of the Assignment of the Assets from the Assignor to the Assignee and the completion of the other ancillary transactions set out herein in accordance with the terms of this Agreement (the “Closing”) shall take place at 10:00 a.m. (Vancouver time) on the Closing Date at the offices of the Assignee at the above address, or at such other time and/or place as the Parties mutually agree.

9.

Entire Agreement. This Agreement constitutes the whole agreement between the parties in respect of the Assignment contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement. This Agreement expressly supercedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

10.

All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee’s request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

11.	Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.	Schedules. The schedules and exhibits are attached to this Agreement and are incorporated herein.

13.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

14.

Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

15.	Successors and Assigns. This Agreement will enure to the benefit of, and be binding upon, the Assignor and the Assignee and their respective successors and assigns.

16.	Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other Party, which consent may not be unreasonably withheld.

17.	Notice. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if:

(a) sent by personal delivery;\

(b) faxed with electronic confirmation of delivery; or

(c)

sent by internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the address set out on the first page of this Agreement (or at such other address for a party as will be specified by like notice).

All such notices and other communications will be deemed to have been received:

(a) in the case of personal delivery, on the date of such delivery;

(b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c) in the case of delivery by internationally-recognized express courier, on the Business Day following dispatch; and

	(d)	in the case of mailing, on the fifth Business Day following mailing.

18.

Meaning of “Business Day”. For the purposes of this Agreement, the term “Business Day” means any day other than a Saturday, Sunday, public holiday under the laws of the State of Nevada or other day on which banking institutions are authorized or obligated to close in the State of Nevada.

19.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

20.

Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

FORCE ENERGY CORP.

Per:	/s/ Rahim Rayani
Authorized Signatory

G2 PETROLEUM, LLC

Per:	/s/ Everett Willard Gray II
Authorized Signatory

SCHEDULE A

DESCRIPTION OF ASSETS

T 32 N R 90 W 6th P.M. Fremont Country, WY

Sec.	4- S1/2S1/2
5- Lots 2-4, S1/2S1/2
6- Lots 1-4
7- Lot 4, SESW, S1/2SE
8- E1/2, E1/2W1/2
9- All
10- W1/2, Pt. of MS 732 in W1/2
15- N1/2NW, Pt. MS 732 in N1/2NW
17- N1/2NE
18- Lot 1, N1/2NE, NENW (3317.32 Ac.)

T 33 N – R 90 West T 32 N, R91 W

Sec.	31- E1/2SE
	32- S1/2	Section 12-S1/SE1/4
	33-SW1/4	13-NE1/4

SCHEDULE B

RELEASE

Capitalized terms in this Release have the meanings ascribed to such terms in the Assignment Agreement by and between Force Energy Corp. and G2 Petroleum, LLC, dated effective June 20, 2009.

IN CONSIDERATION of the assignment of the Assets by the Assignor to the Assignee to the Assignee (the “Releasor”), the Releasor hereby releases and forever discharges the Assignor (the “Releasee”) and all of its respective subsidiaries, affiliates, directors, officers, agents, principals and attorneys (collectively, the “Parties”), from any and all claims, demands, rights, causes of action, actions, suits, damages, losses and expenses whatsoever which the Releasor had or has ever had, now has, or may hereafter have against any of the Parties for or by reason of any matter or thing existing up to the date of this Release and hereafter involving, relating to, arising out of or in any way connected, either directly or indirectly, with: all indebtedness of the Releasor under the Loan and the Letter Agreement.

AND FOR THE SAID CONSIDERATION the Releasor further agrees not to make any claim or take any proceedings against any other person or corporation who might claim contribution or indemnity from the person, persons or corporation discharged by this Release for this incident.

IT IS UNDERSTOOD AND AGREED that the said payment or promise of payment is deemed to be no admission whatsoever of liability on the part of the said Releasees.

IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor is legally competent to execute this Release and accepts full responsibility therefor and executes the same after consultation with or having had an opportunity to consult with his solicitor.

IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor HEREBY REPRESENTS AND WARRANTS that he has read this Release and hereby confirms that the Release contains the entire agreement between them and the terms of the Release are contractual, and not merely recital.

IN WITNESS WHEREOF, we have hereunto executed this Release this _________day of July 2009.

FORCE ENERGY CORP.

Per:

Authorized Signatory

RELEASE

Capitalized terms in this Release have the meanings ascribed to such terms in the Assignment Agreement by and between Force Energy Corp. and G2 Petroleum, LLC, dated effective June 20, 2009.

IN CONSIDERATION of the assignment of the Assets by the Assignor to the Assignee to the Assignee (the “Releasor”), the Releasor hereby releases and forever discharges the Assignor (the “Releasee”) and all of its respective subsidiaries, affiliates, directors, officers, agents, principals and attorneys (collectively, the “Parties”), from any and all claims, demands, rights, causes of action, actions, suits, damages, losses and expenses whatsoever which the Releasor had or has ever had, now has, or may hereafter have against any of the Parties for or by reason of any matter or thing existing up to the date of this Release and hereafter involving, relating to, arising out of or in any way connected, either directly or indirectly, with: all indebtedness of the Releasor under the Loan and the Letter Agreement.

AND FOR THE SAID CONSIDERATION the Releasor further agrees not to make any claim or take any proceedings against any other person or corporation who might claim contribution or indemnity from the person, persons or corporation discharged by this Release for this incident.

IT IS UNDERSTOOD AND AGREED that the said payment or promise of payment is deemed to be no admission whatsoever of liability on the part of the said Releasees.

IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor is legally competent to execute this Release and accepts full responsibility therefor and executes the same after consultation with or having had an opportunity to consult with his solicitor.

IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor HEREBY REPRESENTS AND WARRANTS that he has read this Release and hereby confirms that the Release contains the entire agreement between them and the terms of the Release are contractual, and not merely recital.

IN WITNESS WHEREOF, we have hereunto executed this Release this 9th day of July 2009.

FORCE ENERGY CORP.

Per:

/s/ Rahim Rayani
Authorized Signatory